Exhibit 10.2

EXECUTION

21SHARES XRP ETF
AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (the “Agreement”), dated as of [●], 2025, is entered into by and among 21Shares XRP ETF (the “Trust”), 21Shares US LLC, a Delaware limited liability company and the sponsor of the Trust (the “Sponsor”), as sponsor of the Trust, and [ ], a [Delaware corporation] (the “Authorized Participant”), and is subject to acceptance by The Bank of New York Mellon (“BNY Mellon” or “Transfer Agent”).

SUMMARY

The Sponsor serves in its capacity as Sponsor of the Trust pursuant to an Amended and Restated Declaration of Trust and Trust Agreement dated as of [●], 2025 (the “Trust Agreement”). BNY Mellon and Foreside Global Services, LLC (the “Order Examiner”) each serve as agents of the Sponsor and/or the Trust for the purposes of this Agreement, and all references to agreements, obligations or duties of Transfer Agent, or Order Examiner herein shall be deemed references to agreements, obligations or duties of the Sponsor or the Trust acting through the relevant agent. As provided in the Trust Agreement and described in the Trust’s prospectus, which is contained in the Trust’s Registration Statement (as defined below) as supplemented and amended from time to time (the “Prospectus”), common units of fractional undivided beneficial interest in and ownership of the Trust (the “Shares”) may be created or redeemed through the Transfer Agent by the Authorized Participant in aggregations of a specified number of Shares stated in the Prospectus and restated in Exhibit E hereto (each aggregation, a “Creation Basket” or “Redemption Basket,” respectively; collectively, “Baskets”). Creation Baskets are offered only pursuant to the most recent registration statement of the Trust, as declared effective by the Securities and Exchange Commission (the “SEC”) and remaining effective and current, and no stop order having been issued with respect to it, and as the same may be amended from time to time thereafter (collectively, the “Registration Statement”). Authorized Participants are the only persons that may place orders to create and redeem Creation Baskets or Redemption Baskets.

Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Prospectus. To the extent there is a conflict between any provision of this Agreement (other than the indemnities provided in Section 10) and the provisions of the Prospectus, the provisions of the Prospectus shall control.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1. Order Placement.

To place an order for the creation or redemption of one or more Baskets on its behalf or on behalf of a client of the Authorized Participant (an “Authorized Participant Client”) an Authorized Participant must follow the procedures for creation and redemption referred to in Section 4 of this Agreement and attached to this Agreement as Exhibit B (the “Procedures”) and in the Prospectus.

Section 2. Status and Obligations of Authorized Participant.

The Authorized Participant represents and warrants and covenants the following:

(a) The Authorized Participant is a participant of the Depository Trust Company (“DTC”) (as such a participant, a “DTC Participant”). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give prompt notice to the Sponsor of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

(b) Unless Section 2(c) applies, the Authorized Participant either (i) is registered as a broker- dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where its responsibilities under this Agreement so require. The Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable federal law, the laws of the states or other jurisdictions in connection with creations and redemptions of the Shares, and the rules and regulations promulgated thereunder, including, but not limited to those applicable to securities and commodities transactions, and with the Constitution, By-Laws and Conduct Rules of FINRA (if it is a FINRA member, and when and as applicable) to the extent the foregoing relate to the Authorized Participant’s transactions in, and activities with respect to the Baskets. The Authorized Participant will not directly or indirectly offer or sell Shares in or from any state or jurisdiction where the Prospectus indicates that they may not lawfully be offered or sold.

(c) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States, the Authorized Participant will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, and (ii) comply with the full disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”) and, if applicable, the Commodities Exchange Act (the “CEA”), and the rules and regulations promulgated thereunder (to the extent applicable).

(d) The Authorized Participant has written policies and procedures reasonably designed to comply with all economic sanctions laws, rules, regulations, executive orders and requirements administered by any governmental authority of the United States (including the Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury) or any other applicable domestic or foreign authority with jurisdiction over the Authorized Participant applicable to it and the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”), as amended, and the regulations promulgated thereunder.

(e) The Authorized Participant has the capability to send and receive communications via an authenticated telecommunication facility to and from the Sponsor and its agents, Foreside Global Services, LLC and BNY Mellon. The Authorized Participant shall confirm such capability to the satisfaction of the Sponsor, BNY Mellon and the Order Examiner by the end of the Business Day before placing its first order with BNY Mellon (whether such order is to create or to redeem Baskets). If required by the Order Examiner or BNY Mellon with respect to authorized telecommunications by telephonic facsimile, the Authorized Participant shall enter into a separate agreement with the Order Examiner or BNY Mellon, as the case may be, indemnifying such party with respect to its communications by telephonic facsimile.

Because new Baskets can be created and Shares therein issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, may be occurring with respect to resales of these Shares. The Authorized Participant understands that some of its activities may result in its being deemed a participant in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant will review the “Plan of Distribution” portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and placing an Order (as defined in Section 4). The Authorized Participant understands that in addition to satisfying the prospectus delivery and disclosure requirements of the 1933 Act applicable to it, the Authorized Participant and any other participant in the distribution of the Shares purchased by the Authorized Participant also has the obligation to comply with any disclosure delivery requirements under the CEA applicable to it through delivery of the Prospectus to purchasers of Shares.

Section 3. Procedures.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”)) (the “DTC Process”).

Section 4. Orders.

(a) All orders to create or redeem Baskets (except in the case of an Authorized Participant’s initial order to purchase one or more Creation Baskets on the first day the Baskets are to be offered and sold) shall be made in accordance with the terms of the Prospectus, this Agreement and the Procedures. Each party will comply with such foregoing terms to the extent applicable to it. The Sponsor may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets and the Authorized Participant will comply with such procedures.

(b) The Authorized Participant acknowledges and agrees on behalf of itself or its affiliate and any party for which it is acting or for which is acting on its behalf (whether such party is a customer or otherwise) that each order to create a Basket or Baskets (a “Purchase Order”) and each order to redeem a Basket or Baskets (a “Redemption Order,” and each Purchase Order and Redemption Order, an “Order”) may not be withdrawn by the Authorized Participant after it has been accepted by the Trust (directly or through the Sponsor or Order Examiner).

(c) The Sponsor shall treat the Authorized Participant in an identical manner as it treats other participants with which it has entered in an authorized participant agreement and shall not reject an Order of the Authorized Participant other than for the same reasons as it would reject an Order of any other participant.

(d) The Sponsor acting by itself or through BNY Mellon or the Order Examiner shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit (as defined in Section 7) (i) if the Sponsor determines and has publicly disclosed such determination, due to position limits or otherwise, that investment alternatives that will enable the Trust to meet its investment objective are not available to the Trust at that time; (ii) if the order is determined by the Sponsor not to be in proper form and the Sponsor discloses to the Authorized Participant the basis for its conclusion and a reasonable opportunity to correct the order so as to allow it to be accepted; (iii) if the Sponsor believes that acceptance would have adverse tax consequences to the Trust or its shareholders and has disclosed to the Authorized Participant how to revise the order so that it can be accepted without adverse tax consequences; (iv) if the acceptance or receipt of a Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful and the Sponsor has disclosed to the Authorized Participant how to revise the order so that it can be accepted without being unlawful; or (v) if circumstances outside the control of the Sponsor, the Order Examiner or BNY Mellon make it for all practical purposes not feasible to process creations of Creation Baskets. None of the Sponsor, the Order Examiner or BNY Mellon shall be liable to any person by reason of the rejection of any Purchase Order or Creation Basket Deposit.

(e) The Sponsor acting by itself or through BNY Mellon may, in its sole discretion, reject any Redemption Order (i) determined by the Sponsor not to be in proper form provided the Sponsor discloses to the Authorized Participant the basis for its conclusion and a reasonable opportunity to correct the order so as to allow it to be accepted; (ii) the fulfillment of which its counsel advises would be unlawful and the Sponsor has disclosed to the Authorized Participant how to revise the order so that it can be accepted without being unlawful, or (iii) if, as a result of the redemption, the number of remaining outstanding Shares would be reduced to fewer than the number of Shares in one Basket or as otherwise stated in the Prospectus.

Section 5. Fees.

In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, unless waived by the Sponsor, the Sponsor shall charge, and the Authorized Participant shall pay to the Sponsor, the transaction fee (the “Transaction Fee”) prescribed in the Prospectus and restated in Exhibit E hereto applicable to such creation or redemption. The Transaction Fee may be adjusted from time to time as set forth in the Prospectus and will on any given day be determined in a uniform manner for all authorized participants.

Section 6. Authorized Persons.

Concurrently with the execution of this Agreement and as requested in writing from time to time thereafter, the Authorized Participant shall deliver to the Sponsor and BNY Mellon, duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Exhibit C setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”). The Sponsor and BNY Mellon may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Sponsor and BNY Mellon receive a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Sponsor and the Transfer Agent, and such notice shall be effective upon receipt by the Sponsor and BNY Mellon.

Section 7. Creation Procedures.

To the extent permitted under the Trust’s registration statement, Creation Baskets will be created in exchange for a deposit of cash, in accordance with the terms of the Purchase Order submitted by the Authorized Participant and the procedures set forth in Exhibit B hereto. The Authorized Participant shall have no obligation to submit a Purchase Order ever hereunder.

On any Business Day, an Authorized Participant, for itself as principal or as an agent for an Authorized Participant Client, may place an order with the Transfer Agent to create one or more Creation Baskets of the Trust in accordance with this Agreement and the Procedures (a “Purchase Order”). Purchase Orders via cash transaction must be placed by 12:00 p.m. ET and prefunded by 2:00 p.m. ET, the close of regular trading on the Cboe BZX Exchange, Inc. (the “Exchange”), or another time determined by the Sponsor. Except as provided herein, all Purchase Orders of the Authorized Participant shall be accepted by the Sponsor and the Order Examiner when submitted in good form. The day on which the Order Examiner receives a valid Purchase Order, as approved by the Order Examiner, is the “Purchase Order Date”. Under certain circumstances, the Sponsor, in its sole discretion, may limit Authorized Participants to place purchase orders if XRP Counterparties are not able to provide sufficient XRP liquidity to the Trust.

Prior to the delivery of cash for a Purchase Order, the Authorized Participant must also have wired to the Transfer Agent the non-refundable transaction fee due for the Purchase Order.

To effectuate a creation order, the Authorized Participant will be required to prefund with cash the Trust’s purchase of XRP in an amount set by the Sponsor. The Authorized Participant will be required to transfer the cash deposit amount associated with such creation order to the Trust’s account with the Cash Custodian. The Sponsor, on behalf of the Trust, will instruct a XRP Counterparty to purchase the amount of XRP equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Index price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Creation Order Date. The resulting XRP will be deposited in the Trust’s account with the XRP Custodian. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor.

To the extent the execution price of the XRP acquired by the XRP Counterparty at settlement is less than the cash deposit amount, such cash difference will be remitted to the Authorized Participant. To the extent the execution price of the XRP acquired by the XRP Counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Trust or Sponsor.

No Shares will be issued unless and until the Sponsor and Transfer Agent have confirmed that any outstanding cash due from the Authorized Participant has been settled with the Trust. To the extent that XRP transfers from the Trust’s Trading Balance to the Trust’s Vault are delayed due to congestion or other issues with the XRP network, such XRP will not be held in cold storage in the Vault until such transfers can occur.

Following an Authorized Participant’s purchase order, the Trust’s Ethereum Custodian account must be credited with the required XRP by the end of the business day following the purchase order date. Under most circumstances, the XRP associated with a Creation Basket Deposit will be deposited with the XRP Custodian in the Trust’s Cold Vault Balance, although in some circumstances, XRP may be deposited outside of cold storage. Upon receipt of the XRP deposit amount in the Trust’s XRP Custodian account, the XRP Custodian will notify the Transfer Agent, the Authorized Participant and the Sponsor that the XRP has been deposited. Upon confirmation by the Sponsor and Transfer Agent that any outstanding cash due from the Authorized Participant has been settled with the Trust, the Transfer Agent will then direct DTC to credit the number of Shares created to the applicable DTC account of the Authorized Participant.

The total deposit required to create each Basket (“Creation Basket Deposit”) changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of XRP and/or cash constituting the Creation Basket Deposit as appropriate to reflect accrued expenses and any loss of XRP that may occur. The computation is made by the Trust’s administrator as promptly as practicable after 4:00 p.m. EST.

Where an Authorized Participant purchases Shares via a cash transaction, the total cash deposit amount required to create each Basket (“Basket Deposit”) is the amount of cash equivalent to the amount of XRP that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the date the order to purchase is properly received, as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the date the order is received, plus a cash buffer set by the Sponsor.

Each Business day and after market close, the Sponsor will publish the amount of cash and/or XRP that will be required in exchange for each Creation Basket Deposit.

By placing a Purchase Order, an Authorized Participant agrees to deposit the Creation Basket Deposit. The Authorized Participant shall not have any liability in regard to cancellation of an Order (before the cut-off time) other than reimbursement of reasonable costs, although the Sponsor may terminate this Agreement if such failures occur frequently. The Trust and Sponsor shall not have any liability with regard to any cancellation of an Order. Failure to consummate such a deposit (before the cut off time) shall result in the cancellation of the Order. Authorized Participants may not withdraw a creation request. Relatedly, once a Purchase Order is accepted by the Sponsor, the Authorized Participant cannot cancel that Purchase Order.

An Authorized Participant who places a Purchase Order is responsible for transferring in accordance with the applicable procedures set forth in Exhibit B hereto to the Trust the required amount of cash in each case before the cut off time on the Purchase Order Date (T) and shall settle no later than the next Business Day following the Purchase Order Date (T+1) any residual cash amount, except in the case of an Authorized Participant’s initial order to purchase one or more Creation Baskets of the Trust on the first day the Baskets of the Trust are to be offered and sold, when the Creation Basket Deposit will be due on the date the Purchase Order was accepted by the Transfer Agent. Upon confirmation by the Sponsor and BNY Mellon that any outstanding cash due from the Authorized Participant has been settled with the Trust, BNY Mellon will direct DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account. Upon a failure to receive the deposit amount, BNY Mellon will cancel the order and return any Transaction Fee and other payment delivered by the Authorized Participant to the Authorized Participant.

Section 8. Redemption Procedures.

To the extent permitted under the Trust’s registration statement, an Authorized Participant may redeem a Basket via cash in accordance with Exhibit B hereto). The Authorized Participant shall have no obligation to submit a Redemption Order ever hereunder.

On any Business Day, an Authorized Participant may, for itself as principal or as an agent for an Authorized Participant Client, place an order with the Transfer Agent to redeem one or more Redemption Baskets of the Trust in accordance with this Agreement and the Procedures. Redemption orders via cash transaction must be placed by 12:00 p.m. ET, or the close of regular trading on the Exchange, or another time as determined by the Sponsor. Except as provided herein, all Redemption Orders of the Authorized Participant shall be accepted by the Sponsor and the Order Examiner and shall be accepted when submitted in good form. The day on which the Transfer Agent receives a valid Redemption Order, as approved by the Order Examiner, is the “Redemption Order Date.” By placing a Redemption Order, an Authorized Participant agrees to deliver the required cash indicated in the Redemption Order to the Trust’s account with BNY Mellon not later than 2:00 p.m. ET, or another time as determined by the Sponsor. Failure to consummate such delivery shall result in the cancellation of the order, and the Authorized Participant shall have no liability in respect thereto other than for reimbursement of reasonable costs directly related to the cancellation. Prior to the delivery of the redemption distribution for a Redemption Order, the Authorized Participant must also have wired to the Transfer Agent the non- refundable Transaction Fee due for the Redemption Order. Once a Redemption Order is accepted by the Sponsor, the Authorized Participant cannot cancel that Redemption Order.

Under certain circumstances, the Sponsor, in its sole discretion, may limit Authorized Participants to place redemption orders if XRP Counterparties are not able to provide sufficient XRP liquidity to the Trust.

To effectuate a redemption order via a cash transaction, the Authorized Participant will be required to prefund a cash amount determined by the Sponsor to the Trust’s account with the Transfer Agent no later than 2:00 pm ET on the sell order date or at another time as determined by the Sponsor. Upon receipt of the required cash indicated in the Redemption Order, the Sponsor, on behalf of the Trust, will instruct the XRP Counterparty to convert this XRP into cash by effectuating a XRP sale executed, in the Sponsor’s reasonable efforts, at the Index price used by the Trust to calculate NAV, and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant (taking into account any spread, commission, or other trading costs).

Once the Sponsor determines that the Shares have been received in the Trust’s DTC account, the Sponsor to authorizes the XRP Custodian to transfer the redemption XRP amount from the Trust’s XRP Custodian account to the XRP Counterparty for conversion to cash to be distributed to the Authorized Participant upon settlement.

The Sponsor, on behalf of the Trust, will instruct a XRP Counterparty to sell the amount of XRP equivalent in value to the Redemption Basket associated with the Redemption Order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Index price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Redemption Order Date. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor.

The redemption distribution and any cash pre-funded due from the Trust is delivered to the Authorized Participant on the Redemption Distribution Date if the Trust’s DTC account has been credited with the Baskets to be redeemed, the Redemption Order accepted by the Sponsor, and the Sponsor and Transfer Agent confirm that any outstanding Shares and cash due from the Authorized Participant has been settled with the Trust.

The Sponsor, acting by itself or through BNY Mellon, or the Order Examiner may, in its discretion, suspend the right of redemption, or postpone the Redemption Distribution Date subject to prior disclosure to the public, in the case of (i), (iii) and (iv) together with amendment of the Registration Statement and notice as to when redemptions will re-commence and, in the case of (ii) disclosure to the Authorized Participant of all changes to be made to the Redemption Order to cause it to be accepted as in proper form, (i) for any period during which the Cboe BZX Exchange, Inc. (the “Exchange”) is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted; (ii) the order is not in proper form as determined by the Trust, BNY Mellon or the Order Examiner; (iii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of XRP is not reasonably practicable; or (iv) for such other period as the Sponsor reasonably determines to be necessary for the protection of shareholders. None of the Sponsor, the Order Examiner, or BNY Mellon will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Section 9. Role of Authorized Participant.

(a) The Authorized Participant acknowledges that, for all purposes of this Agreement, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for the Trust, the Order Examiner, BNY Mellon or the Sponsor in any matter or in any respect.

(b) The Authorized Participant will, to the extent reasonably practicable, make itself and its employees available, upon reasonable prior request, during normal business hours to consult with the Sponsor and BNY Mellon concerning the performance of the Authorized Participant’s responsibilities under this Agreement; provided that the Authorized Participant shall be under no obligation to divulge or otherwise discuss any information that the Authorized Participant believes (i) is confidential or proprietary in nature or (ii) the disclosure of which to third parties would be prohibited by applicable law or by a non-disclosure agreement to which the Authorized Participant is bound.

(c) Notwithstanding the provisions of Section 9(b), the Authorized Participant will, to the extent required by applicable law and consistent with the provisions of law applicable to it, maintain records of all sales of Creation Baskets made by or through it and, upon reasonable request of the Sponsor, except if prohibited by applicable law and subject to any privacy obligations or other obligations it may have to its customers arising under contract or the federal or state securities laws, will use its reasonable efforts to furnish the Sponsor with the names and addresses of the purchasers of such Creation Baskets and the number of Creation Baskets purchased if and to the extent that the Sponsor has been requested to provide such information to a governmental agency or department or self-regulatory organization that regulates the Trust and its activities and the Sponsor and its activities (to the extent such activities pertain to the Trust), including but not limited to the Securities Exchange Commission, Financial Industry Regulatory Authority, National Futures Association, Commodity Futures Trading Commission, Internal Revenue Service, FinCen or applicable state regulators (“Trust Regulators”). For the avoidance of doubt, all such information provided by the Authorized Participant shall be Confidential Information (as defined in Section 19) and shall not be used for any purpose other than to satisfy requests of Trust Regulators.

(d) The Trust may from time to time be obligated under applicable law to deliver prospectuses, proxy materials, annual or other reports of the Trust or other similar information (“Trust Documents”) to the Trust’s shareholders. The Authorized Participant agrees (i) subject to any contractual obligations, privacy obligations, or obligations arising under federal or state securities laws it may have to its customers, to reasonably assist the Sponsor in ascertaining certain information regarding sales of Creation Baskets made by or through the Authorized Participant that is necessary for the Trust to comply with such obligations upon written request of the Sponsor or (ii) in lieu thereof, and at the option of the Authorized Participant, the Authorized Participant may undertake to deliver Trust Documents to the Authorized Participant’s customers that custody Shares with the Authorized Participant, after receipt from the Trust of sufficient quantities of such Trust Documents to allow mailing thereof to such customers. The expenses associated with such transmissions shall be borne in full by the Sponsor. The Sponsor agrees that the names, addresses and other information concerning the Authorized Participant’s customers are and shall remain the sole property of the Authorized Participant, and none of the Sponsor, the Trust or any of their respective affiliates shall use such names, addresses or other information for any purposes except in connection with the performance of their duties and responsibilities hereunder and except to the extent necessary for the Trust to meet its regulatory requirements as set forth in Section 8(c) and in this Section 8(d) of the Agreement.

Section 10. Indemnification.

(a) Indemnification of Authorized Participant. The Sponsor agrees to indemnify, defend and hold harmless the Authorized Participant, its partners, stockholders, members, directors, officers, employees, affiliates, agents and any person who controls such persons within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each a “Sponsor Indemnified Person”), from and against any loss, damage, expense, liability or claim (including reasonable attorney fees and the reasonable cost of investigation) which the Authorized Participant or any such person may incur under the 1933 Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

(1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended or supplemented) or in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Prospectus and the Prospectus as amended or supplemented) or any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Authorized Participant furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use in such Registration Statement;

(2) any untrue statement or alleged untrue statement of a material fact or breach by the Sponsor of any covenant, representation or warranty contained in this Agreement;

(3) the failure by the Sponsor, the Trust or their respective agents to perform when and as required, any agreement, obligation, duty or covenant contained herein or in the Prospectus unless such failure occurred as a result of the Sponsor’s strict adherence to instructions reasonably given to it by such Sponsor Indemnified Person;

(4) any material breach by the Sponsor of any provision of this Agreement that relates to the Sponsor, unless such breach occurred as a result of the Sponsor’s strict adherence to instructions reasonably given to it by such Sponsor Indemnified Person;

(5) actions of such Sponsor Indemnified Person in reasonable reliance upon any instructions issued or representations made by the Sponsor or the Trust in accordance with this Agreement or Exhibit B hereto reasonably believed by the Authorized Participant to be genuine and to have been given by the Sponsor or the Trust; or

(6) the failure by the Sponsor, the Trust or their respective agents to comply with applicable laws and the rules and regulations of any governmental entity or any self- regulatory organization to the extent the foregoing relates to transactions in and activities with respect to Baskets.

In no case is the indemnity of the Sponsor in favor of the Authorized Participant and such other persons as are specified in this Section 10(a)(x) to be deemed to protect the Authorized Participant and such persons against any liability to the Sponsor or the Trust to which the Authorized Participant would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement or (y) intended to cover any loss of cash or XRP by any third party facilitator used by an Authorized Participant in connection with Purchase Orders and Redemption Orders as set forth in Exhibit B hereto.

If any action, suit or proceeding (each, a “Proceeding”) is brought against a Sponsor Indemnified Person or any such person in respect of which indemnity may be sought against the Sponsor pursuant to the foregoing paragraph, such Sponsor Indemnified Person shall promptly notify the Sponsor in writing of the institution of such Proceeding, provided, however, that the omission to so notify the Sponsor shall not relieve the Sponsor or the Trust from any liability which it may have to the Sponsor Indemnified Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The Sponsor Indemnified Person shall have the right to employ its own counsel in any such case and the fees and expenses of such counsel shall be borne by the Sponsor and the Trust and paid as incurred (it being understood, however, that the Sponsor shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Sponsor Indemnified Persons who are parties to such Proceeding), except for the expenses and fees incurred with respect to matters that are not indemnifiable in accordance with the preceding paragraph. A Sponsor Indemnified Person shall give the Sponsor reasonable prior notice of settlement of any Proceeding in respect of which indemnity may be sought against the Sponsor pursuant to this Section 10(a), provided, however that the omission to so notify the Sponsor shall not relieve the Sponsor or the Trust from any liability which it may have to the Sponsor Indemnified Person.

(b) The Authorized Participant agrees to indemnify, defend and hold harmless each of the Trust, the Transfer Agent, the Sponsor and its partners, stockholders, members, directors, officers, employees and any person who controls the Sponsor within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each, an “AP Indemnified Person”), from and against any loss, damage, expense, liability or claim (including reasonable attorney fees and the reasonable cost of investigation) which the AP Indemnified Person may incur (i) as a result of or in connection with any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use in the Registration Statement (or in the Registration Statement as amended or supplemented by any post-effective amendment thereof) or in a Prospectus, (ii) that arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; (iii)(A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent in any material way with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 13(b) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein when read together with the Prospectus, in the light of the circumstances under which they were made, not misleading to the extent that such statement or omission relates to the Shares or any AP Indemnified Party, unless, in either case of clauses (iii)(A) and (iii)(B), such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Sponsor, the Trust or a service provider to the Trust or is based upon any omission or alleged omission by the Sponsor or the Trust to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading (but the Authorized Participant shall not be required to indemnify and hold harmless an AP Indemnified Party for any losses to the extent caused by the gross negligence, fraud or willful malfeasance of an AP Indemnified Party, or violation of law or of the Procedures by any other authorized participant or its agent or customers); (iv) any material breach by the Authorized Participant of any provisions of this Agreement that relates to the Authorized Participant, including its representations, warranties and covenants, unless such breach occurred as a result of the Authorized Participant’s strict adherence to instructions reasonably given to it by such AP Indemnified Party; (v) any material failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement, unless such failure occurred as a result of the Authorized Participant’s strict adherence to instructions reasonably given to it by such AP Indemnified Party; or (vi) the Authorized Participant’s failure to complete an Order that has been accepted; (vii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of any governmental entity or any SRO to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares under this Agreement, unless such failure occurred as a result of the Authorized Participant’s strict adherence to instructions reasonably given to the Authorized Participant by such AP Indemnified Party.

The Authorized Participant will also indemnify each AP Indemnified Person from and against any reasonable loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such AP Indemnified Person may incur as a result of or in connection with any actions of an AP Indemnified Person in accordance with any instructions reasonably believed by an AP Indemnified Party to be genuine and have been given by the Authorized Participant except in the case of any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of an AP Indemnified Person. In no case is the indemnity of the Authorized Participant in favor of each AP Indemnified Person to be deemed to protect the AP Indemnified Person and such persons against any liability to the Authorized Participant to which the AP Indemnified Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

If any Proceeding is brought against an AP Indemnified Person, such AP Indemnified Person shall promptly notify the Authorized Participant in writing of the institution of such Proceeding; provided, however, that the omission to so notify the Authorized Participant shall not relieve the Authorized Participant from any liability which it may have to such AP Indemnified Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The AP Indemnified Person shall have the right, at its sole discretion, to employ its own, reasonably priced counsel and the fees and expenses of such counsel shall be borne by the Authorized Participant and paid as incurred (it being understood, however, that the Authorized Participant shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the AP Indemnified Persons who are parties to such Proceeding), except for the expenses and fees incurred with respect to matters that are not indemnifiable in accordance with the preceding paragraph. An AP Indemnified Person shall give the Authorized Participant reasonable prior notice of settlement of any Proceeding in respect of which indemnity may be sought against the Authorized Participant pursuant to this Section 10(b), provided, however that the omission to so notify the Authorized Participant shall not relieve the Authorized Participant from any liability which it may have to the AP Indemnified Person.

(c) The indemnity agreements contained in this Section 10 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, or by or on behalf of each of the Sponsor, the Trust, their partners, stockholders, members, directors, officers, employees or any person who controls the Sponsor or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the initial issuance and delivery of the Shares. The Sponsor and the Authorized Participant agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Sponsor, against any of the Sponsor’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

Section 11.

(a)	Limitation of Liability.

(1) In the absence of gross negligence, bad faith or willful misconduct, none of the Sponsor, the Authorized Participant, the Order Examiner, or BNY Mellon, shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

(2) None of the Sponsor, the Order Examiner, the Trust or BNY Mellon, shall be liable to the Authorized Participant, each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or by a third party facilitator used by such Authorized Participant in connection with Purchase Orders and Redemption Orders set forth in Exhibit B hereto except to the extent caused by the gross negligence, bad faith or willful misconduct of any of such Sponsor, Order Examiner, Trust or BNY Mellon.

(3) In no event shall any party to this Agreement be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party to this Agreement be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(4) The Sponsor, the Order Examiner, the Trust, and BNY Mellon may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine, and in no event shall any of the Sponsor, the Order Examiner, the Trust, or BNY Mellon be liable for any losses incurred as a result of unauthorized use of any PIN.

(5) The Order Examiner and BNY Mellon undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants of obligations shall be read into this Agreement against the Order Examiner or BNY Mellon.

(6) In the absence of bad faith, gross negligence, or willful misconduct, BNY Mellon, whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error or judgment made by it in the performance of its duties hereunder. BNY Mellon, acting as Transfer Agent or otherwise, shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(b) Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Sponsor or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

Section 12. Acknowledgment.

The Authorized Participant acknowledges receipt of a copy of the Prospectus and represents that it has reviewed and understands such document and has had an opportunity to ask questions with respect to the terms thereof. The Sponsor and the Trust agree to process Orders, or cause its agents to process Orders, in accordance with the provisions of the Prospectus of the Trust, the Trust Agreement, and the Procedures.

Section 13. Effectiveness and Termination.

Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the Authorized Participant by the Sponsor in the event of a breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; (iii) at such time as the Trust is terminated; or (iv) by the Authorized Participant at any time upon prior written notice in the event of a breach by the Transfer Agent or the Sponsor of any provision of this Agreement, upon the insolvency or bankruptcy of any of them or of the Trust.

Section 14. Marketing Materials; Representations Regarding Baskets; Identification in Registration Statement.

(a) The Authorized Participant represents, warrants and covenants that, (i) without the written consent of the Sponsor, the Authorized Participant will not make, or permit any of its representatives to make, in connection with any sale or solicitation of a sale of Baskets any representations concerning the Shares or the Sponsor, the Trust, or any AP Indemnified Person other than representations consistent with (A) the then-current Prospectus of the Trust, (B) printed information approved by the Sponsor as information supplemental to such Prospectus or (C) any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor or the Distributor for the Trust, and (ii) the Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Baskets or any AP Indemnified Person that is not consistent with the Trust’s then current Prospectus. Copies of the then-current Prospectus of the Trust and any such printed supplemental information will be supplied by the Sponsor to the Authorized Participant in reasonable quantities upon request.

(b) The Authorized Participant agrees to comply with the prospectus and disclosure delivery requirements of the federal securities laws to the extent applicable to it. In connection therewith, the Authorized Participant will provide each purchaser of Shares with a copy of the Trust’s Prospectus if required under applicable law.

(c) The Authorized Participant hereby agrees that for the term of this Agreement the Sponsor or its agent, the Order Examiner, may deliver the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail to such addresses as it provides to the Sponsor from time to time, in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Sponsor and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any supplements or amendments thereto or recirculation thereof, in paper form from the Sponsor or its agent, the Order Examiner. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Sponsor will, when requested by the Authorized Participant, make available at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

(d) The parties acknowledge and agree that the Authorized Participant is not acting as an underwriter for the Shares, and the Sponsor agrees not to and to cause the other service providers to agree not (both during the term of this Agreement and thereafter) to describe the role of the Authorized Participant as that of an “underwriter” or to name the Authorized Participant in the Prospectus, without written consent of the Authorized Participant regarding the manner it is named, which shall not state or imply that the Authorized Participant is an underwriter for the Shares or the issuer of the Shares. For as long as this Agreement is effective, the Authorized Participant shall not be named or identified as an authorized participant on the Sponsor’s or the Trust’s website or in the Trust’s Prospectus included within the Registration Statement unless required by the SEC. Upon the termination of this Agreement as to the Trust, (i) during the period prior to when the Sponsor qualifies and elects to file on Form S-3, the Sponsor will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the Sponsor qualifies and elects to file on Form S-3, the Sponsor will promptly file a current report on Form 8- K indicating the withdrawal of the Authorized Participant as an Authorized Participant of the Trust and (ii) the Sponsor will promptly update the Trust’s website to remove any identification of the Authorized Participant as an Authorized Participant of the Trust.

Section 15. Certain Representations, Warranties and Covenants of the Sponsor.

(a)	The Sponsor, on its own behalf and on behalf of the Trust, covenants and agrees:

(1) to notify in writing the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and deliver or otherwise make available, at the expense of the Trust, to the Authorized Participant copies of such amendments or supplements to such Prospectus as may be necessary to reflect any such change at such time and in such numbers as necessary to enable the Authorized Participant to comply with any obligation it may have to deliver such revised, supplemented or amended Prospectus to customers;

(2) to furnish directly or cause to be furnished to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares and a single Prospectus is used in reliance on Rule 429 under the 1933 Act, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, such customary documents and certificates in form and content as reasonably requested and agreed;

(3) to cause the Trust to file reports as required pursuant to Section 13 or 15(d) of the Exchange Act, which are incorporated by reference in the Registration Statement.

(4) to deliver to the Authorized Participant (i) at the time of purchase of the initial Basket of the Trust by the Trust’s initial Authorized Participant, and (ii) if requested by the Authorized Participant, at the time of purchase of the first Basket of the Trust subsequent to the registration of additional Shares of the Trust, a certification by a duly authorized officer of the Sponsor in substantially the form attached hereto as Exhibit D. In addition, any certificate signed by any officer of the Sponsor and delivered to the Authorized Participant or counsel for the Authorized Participant pursuant hereto shall be deemed to be a representation and warranty by the Sponsor as to matters covered thereby to the Authorized Participant; and

(5) to furnish directly or through BNY Mellon or the Order Examiner to the Authorized Participant (i) at the time of purchase of the initial Basket of the Trust by the Trust’s initial Authorized Participant, and (ii) at the time of purchase of the first Basket of the Trust subsequent to the registration of additional Shares of the Trust, such documents and certificates in the form as reasonably requested.

(b)	The Sponsor, on its own behalf and on behalf of the Trust, represents and warrants to the Authorized Participant continuously as follows:

(1) The Registration Statement on Form S-1 (File No. _____________) in respect to the Shares has been filed with the SEC, has been declared effective by the SEC in such form, and no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceeding for that purpose has been initiated or, to the Sponsor’s knowledge, threatened by the SEC; the Registration Statement complies in all material respects with the requirements of the 1933 Act and the rules thereunder;

(2) The Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(3) The Registration Statement and the Prospectus and all amendments or supplements thereto do and will conform, in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(4) The Shares, when issued in accordance with a creation order, as described in the Prospectus, will be duly and validly authorized and duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Prospectus, and the issuance of the Shares is not subject to any preemptive or similar rights;

(5) The Trust is not and, immediately after giving effect to the offering and sale of the Shares and the applicable of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(6) The issue, sale and redemption of the Shares and the consummation of the transactions contemplated in the Prospectus, including, without limitation, execution of creation and redemption orders and listing and trading of the Shares on the Exchange do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any agreement to which the Trust or the Sponsor is a party or to which any of their respective assets are subject, (ii) result in any violation of the organizational documents of the Trust or of the Sponsor, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or the Sponsor or their properties; and

(7) The Trust maintains disclosure controls and procedures (as defined in Rule 13a- 15(e) under the Securities Exchange Act of 1934, as amended) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Trust is made know to the Trust’s principal financial officer and chief executive officer by others and such disclosure controls and procedures are effective.

Section 16. Third Party Beneficiaries.

Each AP Indemnified Person, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement and may proceed directly against the Authorized Participant (including by bringing proceedings against the Authorized Participant in its own name) to enforce any obligation of the Authorized Participant under this Agreement which directly or indirectly benefits such AP Indemnified Person. Each AP Indemnified Person and Sponsor Indemnified Person, to the extent it is not a party to this Agreement, is a third party beneficiary of this Agreement and may proceed directly against the indemnifying party in respect to its indemnity.

Section 17. Force Majeure.

No party to this Agreement shall incur any liability for any delay in performance, or for the non- performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, an extreme weather event or any statutory or regulatory developments that prohibit the performance of obligations under this Agreement.

Section 18. Miscellaneous.

(a) Ambiguous Instructions. If a Purchase Order Form or a Redemption Order Form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Sponsor will use commercially reasonable efforts to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Sponsor. If the Sponsor is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are not complete or are illegible, the Order will be deemed invalid and the Sponsor will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order.

(b) Entire Agreement. This Agreement (including any schedules and exhibits attached hereto) contains all of the agreements among the parties with respect to the transactions contemplated hereby and supersedes all prior agreements or understandings, whether written or oral, among the parties with respect thereto.

(c) Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written instrument executed by all the parties. The Procedures attached as Exhibit B and the other Exhibits hereto may be amended, modified or supplemented by the Trust and the Sponsor, without consent of the Authorized Participant from time to time by the following procedure. Any amendment to the Procedures shall not apply retroactively to Orders submitted prior to the effectiveness of such amendment. After the amendment, modification or supplement has been agreed to, the Sponsor will mail a copy of the proposed amendment, modification or supplement to the Authorized Participant in accordance with Section 18(g) below. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system and e-mail will be deemed received on the day the message was sent. Within fifteen (15) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms. If at any time there is any material amendment, modification or supplement of any Authorized Participant Agreement for the Trust (other than this Agreement), the Sponsor will promptly mail a copy of such amendment, modification or supplement to the Authorized Participant. The Sponsor will prominently post an updated and amended copy of the Agreement on its website, identified as amended, immediately upon adoption and at or about the time of mailing to the Authorized Participant.

(d) Successors and Assigns; Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties (which shall not be unreasonably withheld), except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement and except that the Sponsor may delegate its obligations hereunder to the Transfer Agent by advance written notice to the Authorized Participant. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change in writing. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or Sponsor at such time such successor qualifies as a successor trustee or Sponsor under the terms of the Trust Agreement. Furthermore, the Authorized Participant may assign its rights, interests or obligations hereunder to an affiliate without mutual written consent of any other party.

(e) Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

(f) Severability. The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(g) Notices. All notices, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, sent by nationally- recognized express courier or mailed by registered or certified mail (return receipt requested), postage prepaid, electronic mail (e-mail), Bloomberg messaging or similar electronic or non- electronic means to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(1)	if to Sponsor or the Trust, to:

477 Madison Avenue, 6th Floor

New York, New York 10022

legal@21shares.com, with a copy,

which shall not constitute notice, to

usetfconfirms@21shares.com

Attn: Wayne Miao, Senior Legal Counsel

(2)	if to the Authorized Participant, to:

XXXXX

[Address]

[Telephone]

[Email]

(3)	if to Transfer Agent, to:

The Bank of New York Mellon

Attn: ETF Services

240 Greenwich St.

New York, New York 10286

Telephone: (212) 635-6314

(855) 545-1258

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by e-mail or Bloomberg messaging or similar electronic means, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized express courier, on the first Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.

(h)	Governing Law; Jurisdiction.

(1) All questions concerning the construction, interpretation and validity of this Agreement and all transactions hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(2) Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any related agreement may be brought in the courts of the State of New York and to the appellate courts therefrom and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in person, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or any related agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of New York. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(i) Survival. The provisions of this Sections 10 (Indemnification), 11 (Limitation of Liability), 14(d) (Marketing Material), 16 (Third Party Beneficiaries), 18 (Miscellaneous) and 19 (No Promotion) hereof as well as all confidentiality undertakings contained herein shall survive any termination of this Agreement, in whole or in part.

(j) No Partnership. Nothing in this Agreement is intended to, or will be construed to constitute the Sponsor or the Trust, on the one hand, and the Authorized Participant or any of its Affiliates, on the other hand, as partners or joint venturers; it being intended that the relationship between them will at all times be that of independent contractors.

(k) Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(m) Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

(n) Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

Section 19. No Promotion

Except as provided in Section 14(d) of this Agreement, each of the Trust and the Sponsor agrees that it will not, without the prior written consent of the Authorized Participant in each instance, (i) use in advertising, publicity or otherwise the name of the Authorized Participant or any affiliate of the Authorized Participant, or any partner or employee of the Authorized Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Authorized Participant or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Trust or the Sponsor has been approved or endorsed by the Authorized Participant.

[Signature Page Follows]

IN WITNESS WHEREOF, the Authorized Participant and the Sponsor have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

21SHARES US LLC, as Sponsor of 21Shares XRP ETF

By:
Name:
Title:
Address:	477 Madison Avenue, 6th Floor, New York, NY, 10022
Telephone:
Email:	with a copy, which shall not constitute notice, to legal@21shares.com

AUTHORIZED PARTICIPANT

By:
Name:
Title:
Address:

Telephone:
Email:

By:
Name:
Title:
Address:

Telephone:
Email:

ACCEPTED BY:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:
Address:
Telephone:
Email: